Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant [ X ]
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Check the appropriate box:
[     ] Preliminary Proxy Statement
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[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

AMERICAN INDEPENDENCE CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AMERICAN INDEPENDENCE CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 16, 2005

To the Stockholders of
AMERICAN INDEPENDENCE CORP.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMERICAN INDEPENDENCE CORP. (the “Company”) will be held on Thursday, June 16, 2005 at 10:00 A.M., EDT, at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York, 10103 for the following purposes:

1. To elect six directors of the Company;

2. To vote upon a proposal to ratify the selection of an independent registered public accounting firm; and

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

       Only stockholders of record at the close of business on April 29, 2005 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

       Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

By Order of the Board of Directors /s/ David T. Kettig David T. Kettig Secretary

April 29, 2005

AMERICAN INDEPENDENCE CORP.
485 Madison Avenue
New York, NY 10022
212-355-4141

PROXY STATEMENT

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Independence Corp. (the “Company”) of Proxies to be used at the Annual Meeting of Stockholders to be held at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York 10103 on June 16, 2005 at 10:00 A.M., EDT. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 2004, will first be mailed to stockholders of the Company on or about May 17, 2005.

       If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term and (ii) FOR the ratification of the selection of KPMG as the Company's independent registered public accounting firm for the calendar year 2005. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

       Only stockholders of record as of the close of business on April 29, 2005 will be entitled to vote at the meeting. On March 31, 2005, the Company had outstanding and entitled to one vote per share 8,447,223 shares of Common Stock, par value $.01 per share (“Common Stock”). An additional 733,472 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

       Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

PRINCIPAL STOCKHOLDERS

       Listed below are the number of shares of Common Stock beneficially owned, as of March 31, 2005, by the holders of more than 5% of the Common Stock of the Company.

Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Independence Holding Company(1)	3,379,685	40.01%

(1)	Based on filings with the Securities and Exchange Commission supplemented by information provided to the Company in response to a questionnaire. Includes 2,761,154 shares of Common Stock that may be deemed to be beneficially owned by Madison Investors Corp., a wholly-owned subsidiary of Independence Holding Company (“IHC”). Their business address is 96 Cummings Point Road, Stamford, CT 06902.

       The following table sets forth, for each director of the Company and for each executive officer of the Company named in the Summary Compensation Table on page 9 (the “Named Officers”), and for all directors and Named Officers of the Company as a group, information regarding beneficial ownership of Common Stock as of March 31, 2005.

Name of Beneficial Owner	Number of Common Stock Shares Beneficially Owned	Percentage of Outstanding Shares Beneficially Owned
Named Officers and Directors:
Edward A. Bennett(1)	96,113	1.14%
Edward Netter(2)	—	—
Myron M. Picoult(3)	5,445	*
Ronald I. Simon(4)	59,348	*
Roy T.K. Thung(5)	33,334	*
Martin E. Winter(6)	6,945	*
Fred Ashraf(7)	5,983	*
As a group	207,168	2.45%

(1)	Includes 91,113 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)	A group consisting of Geneve Holdings, Inc. (“GHI”) and certain of its affiliates are the beneficial owners of 8,155,611 shares of common stock of IHC, which represents 58.4% of IHC's common stock. Mr. Netter, Chairman and a Director of IHC, is an Executive Officer and a Director of GHI. Mr. Netter and members of his family control GHI by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of the Company's common stock owned by IHC.

(3)	Includes 4,445 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

(4)	Includes 31,848 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

(5)	Constitutes 33,334 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

(6)	Includes 4,445 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

(7)	Includes 4,333 shares issuable pursuant to options exercisable within 60 days of March 31, 2005.

*	Represents less than 1% of the outstanding Common Stock.

PROPOSAL 1
NOMINEES FOR ELECTION AS DIRECTORS

       Currently, the Company's Board of Directors has four members (Messrs. Bennett, Picoult, Simon and Winter) who meet the NASDAQ standard for independence (“Independent Members”). The remaining directors, Messrs. Netter and Thung, were nominated by IHC pursuant to that certain Stock Agreement, dated as of July 30, 2002, among the Company, IHC and a subsidiary of IHC pursuant to which IHC is entitled to nominate at least two directors. Messrs. Netter and Thung are not independent. Since a majority of the Board of Directors is comprised of Independent Members, the Company meets the Nasdaq independence standard.

       Six directors have been nominated for election at the 2005 Annual Meeting of Stockholders. Each is expected to hold office until the next annual meeting of stockholders in 2006 and until such director's successor shall be elected and shall qualify. Other than Messrs. Netter and Thung, directors are nominated by the Independent Members of the Board of Directors. The NASDAQ rules require that in lieu of an independent nominating committee, director nominees may be selected by a majority of a company's independent directors. Given the relatively small size of the Board of Directors and the Stock Agreement requirements, the Company believes that it is not necessary or appropriate to form a separate nominating committee and has elected instead to have the Independent Members fulfill these duties.

       It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

       The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

       EDWARD A. BENNETT, age 58, has served as a member of the Company's Board of Directors since January 1998, and Non-Executive Chairman of the Board of Directors since June 2001. From 2000 to 2001, Mr. Bennett was a Partner of (212) Ventures, a venture capital firm dedicated to investing in infrastructure and wireless Internet services and technologies. From 1997 until 2002, Mr. Bennett served as President and Chief Executive Officer of Bennett Media Collaborative, a new media, Internet and technology consulting company. Mr. Bennett also served as President and Chief Executive Officer of Prodigy Ventures, an Internet/technology investment firm, from June 1996 to June 1997, and as President and Chief Executive Officer of Prodigy Services Corporation, an Internet services company, from April 1995 to June 1996. Prior to that, Mr. Bennett spent 15 years at Viacom Inc. in different operating roles. At Viacom Inc. he served as President and Chief Executive Officer at VH-1 Networks from 1989 to 1994, and as Executive Vice President and Chief Operating Officer at Viacom Cable from 1979 to 1989.

       EDWARD NETTER, age 72, has served as a member of the Company's Board of Directors since July 2002. Mr. Netter has served as Chairman of the Board of Directors and as a Director of Independence Holding Company (“IHC”) since December 1990. Mr. Netter served as Chief Executive Officer of IHC from December 1990 until January 2000. Mr. Netter has served as Chairman of the Board of Directors since February 1978 and as a Director since 1977 of Geneve Corporation (“Geneve”). Since January 1998, Mr. Netter has also served as a Director of The Aristotle Corporation (“Aristotle”), a publicly held company with its principal executive offices in Stamford, Connecticut which is a leading manufacturer and global distributor of educational, health and agricultural products.

       MYRON M. PICOULT, age 63, has served as a member of the Company's Board of Directors since December 2002. Since April 2004, Mr. Picoult has been a self-employed independent insurance consultant. From July 2002 through April 2004, he was an advisor working exclusively for Lazard Freres & Company, an investment bank located in New York, New York, with regard to all facets of the insurance industry. From July 1996 through July 2002, Mr. Picoult was a Senior Advisor/Financial Institutions Group at Dresdner Klienwort Wasserstein, an investment bank located in New York, New York. From August 1995 to July 1996, he was a Managing Director and Senior Insurance Analyst for First Manhattan Company, an investment firm located in New York, New York. From June 1979 to June 1995, Mr. Picoult was a Managing Director and Senior Insurance Analyst for Oppenheimer & Company, Inc., an investment bank located in New York, New York. From February 1971 through May 1979, he was a Limited Partner and Senior Insurance Analyst for Bear, Stearns and Company, an investment bank located in New York, New York.

       RONALD I. SIMON, age 66, has served as a member of the Company's Board of Directors since September 1995, Chairman of the Board of Directors from August 1997 until April 1999, Vice Chairman of the Board of Directors from April 1999 to February 2001, Acting Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer from February 2001 through May 2001, and Chairman of the Compensation Committee since January 2003. From May 1997 through April 2000, Mr. Simon served as Executive Vice President and Chief Financial Officer of Western Water Company, and as a Director of the company from September 1999 to September 2001. Mr. Simon served as a Director of Collateral Therapeutics Inc., a developer of non-surgical gene therapy procedures for the treatment of cardiovascular diseases, from May 1999 through July 2002, when the company was acquired by Schering, AG. From August 2001 through June 2002, Mr. Simon served as Chief Financial Officer of Wingcast, Inc., a joint venture of Ford Motor Company and Qualcomm, Inc. From April 2003 through April 2005, he served as Director of BDI Investment Corp., a closely-held regulated investment company. Since March 2003, Mr. Simon has served as a Director of WFS Financial, Inc., one of the nation's largest independent automobile finance companies.

       ROY T.K. THUNG, age 61, has served as a member of the Company's Board of Directors since July 2002, and, since November 2002, as the Company's Chief Executive Officer and President. Mr. Thung has served as Chief Executive Officer, President and as a Director of IHC since January 2000. From July 1999 to December 1999, Mr. Thung served as President, Chief Operating Officer and as a Director of IHC. From November 1993 to July 1999, Mr. Thung served as Executive Vice President, Chief Financial Officer, Treasurer and as a Director of IHC. From October 1993 to July 1999, Mr. Thung served as Executive Vice President and Chief Financial Officer of Geneve. Since July 1999, Mr. Thung has served as Executive Vice President of Geneve. Since June 2002, Mr. Thung has also served as a Director of Aristotle.

       MARTIN E. WINTER, age 51, has served as a member of the Company's Board of Directors and Chairman of the Audit Committee since December 2002. In September 2003, Mr. Winter was appointed a managing director of Alvarez & Marsal, a global diversified professional services firm, which assists companies to solve problems and unlock value. In October 2002, Mr. Winter founded and became Chief Executive Officer of Independent Board Advisory Services (“IBAS”), located in New York, New York, which provides clearly defined solutions and objective financial analysis to audit committees and boards of directors of publicly held companies, and is affiliated with Alvarez & Marsal. From 1988 to September, 2002, Mr. Winter was a principal (since 1994), Senior Vice President and Director and served in various capacities, including Chief Financial Officer, with MD Sass Investors Services, Inc. and affiliated companies, a privately held investment management firm with approximately $7 billion of assets under management at September 30, 2002. For more than five years prior to 2000, Mr. Winter served as Secretary and Treasurer of Corporate Renaissance Group, Inc., a publicly traded business development company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES AND NOMINATION PROCESS

       The Company's Board of Directors held six meetings in 2004. Each director standing for re-election attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served.

       Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board of Directors.

Meetings and Committees of the Board of Directors; Nominations Process

       The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee and the Compensation Committee both consist entirely of non-employee directors. The Company does not have a standing nominating committee.

       Compensation Committee. The principal functions of the Compensation Committee are to review and approve the compensation of the Company's executive officers and Chief Executive Officer, and to administer the Company's 1998 Stock Incentive Plan (the “Stock Plan”).

       Messrs. Simon, Picoult and Winter are the current members of the Compensation Committee. The Compensation Committee met once during 2004.

       Audit Committee. The Audit Committee operates under an Audit Committee Charter reviewed by the Board of Directors annually. The principal functions of the Audit Committee are to: (i) select an independent registered public accounting firm; (ii) review and approve management's plan for engaging the Company's independent registered public accounting firm during the year to perform non-audit services and consider what effect these services will have on the independence of the Company's independent registered public accounting firm; (iii) review the Company's annual financial statements and other financial reports which require approval by the Board of Directors; (iv) oversee the integrity of the Company's financial statements, the Company's systems of disclosure controls and internal controls over financial reporting and the Company's compliance with legal and regulatory requirements; (v) review the scope of the Company's independent registered public accounting firm's audit plans and the results of their audit and (vi) evaluate the performance of the Company's internal audit function and independent registered public accounting firm.

       The Audit Committee met 17 times during 2004 principally in connection with its oversight of management's assessment of internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. The current members of the Audit Committee are Messrs. Bennett, Picoult, Simon and Winter. Mr. Simon joined the Audit Committee in January 2005. Each of these individuals meets the independence requirements of NASDAQ and applicable Securities and Exchange Commission (“SEC”) rules and regulations. The Audit Committee and the Board of Directors have determined that each member of the Audit Committee is financially literate and that Messrs. Winter and Simon qualify as “audit committee financial experts” as defined by applicable SEC rules.

       Nominations Process. In selecting candidates for nomination at the annual meeting of the Company's shareholders, the Independent Members of the Board of Directors begin by determining whether the incumbent directors desire and are qualified to continue their service on the Board of Directors. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board of Directors ability to work as a collective body. Accordingly, it is the policy of the Company, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Company's criteria for membership on the Board of Directors, whom the Independent Members believe will continue to make important contributions to the Board of Directors and who consent to stand for reelection and, if reelected, to continue their service on the Board of Directors. If there are Board of Directors positions for which the Independent Members will not be re-nominating a qualified incumbent, the Independent Members will solicit recommendations for nominees from persons whom the Independent Members believe are likely to be familiar with qualified candidates, including members of the Board of Directors and senior management. The Independent Members will review and evaluate each candidate, whom they believe merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board of Directors membership established by the Company, the existing composition and mix of talent and expertise on the Board of Directors and other factors that it deems relevant. In conducting its review and evaluation, the Independent Members may solicit the views of management and other members of the Board of Directors and may, if deemed helpful, conduct interviews of proposed candidates. The Independent Members will evaluate candidates recommended by shareholders in the same manner as candidates recommended by other persons, except that the Independent Members may consider, as one of the factors in its evaluation of shareholder recommended candidates, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.

       The Company generally requires that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company, and have adequate time to devote to service on the Board of Directors. The Company also requires that (subject to vacancies) a majority of directors be independent as defined by the Nasdaq rules; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert.

       The Company will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of directors. The Company will only consider candidates who satisfy the Company's minimum qualifications for director, as outlined above. In considering a shareholder recommendation, the Independent Members will take into account, among other factors, the size and duration of the recommending shareholder's ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. Shareholders should be aware, as discussed above, that it is the general policy of the Company to re-nominate qualified incumbent directors and that, absent special circumstances, the Independent Members will not consider other candidates when a qualified incumbent consents to stand for re-election. See “Stockholder Proposals” for procedures to forward stockholder nominations to the Independent Members.

DIRECTOR COMPENSATION

       Each Director will be paid $25,000 per year, in addition to $1,000 per Board of Directors meeting attended plus expenses. The Directors serving on each committee of the Board of Directors will receive an additional $1,000 per committee meeting. The Chairman of the Board of Directors and of each committee of the Board of Directors will receive an additional $2,500 per year. Messrs. Netter and Thung have waived all fees and options to which they may be entitled.

       Pursuant to the Company's Stock Plans, each individual who is first elected or appointed as a non-employee board member at any time on or after the effective date of October 8, 1998 will automatically be granted, on the date of such initial election or appointment, a non-statutory option to purchase 6,667 shares of the Company's common stock, provided that the individual has not previously been in the employ of the Company (or any parent or subsidiary of the Company). In addition, each such individual will automatically be granted one or more additional non-statutory options for 6,667 shares of common stock, with the first such additional 6,667 share grant to be made at the annual stockholders meeting which is held in the third calendar year after the calendar year in which he received the initial 6,667 share grant, each such additional 6,667 share grant to be made at every third annual stockholders meeting held thereafter for so long as such individual continues to serve as a non-employee board member. Each such option under the Automatic Option Grant Program will have an exercise price per share equal to 100% of the fair market value per share of the Company's common stock on the option grant date and a maximum term of ten years measured from the grant date. Each such option will be immediately exercisable for all applicable option shares, and the shares subject to each automatic option grant will vest in six successive equal semi-annual installments upon the optionee's completion of each six months of board service over the thirty-six month period measured from the option grant date.

EXECUTIVE OFFICERS

       In addition to Mr. Thung, listed above, who also serves as a director of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

TERESA A. HERBERT, age 43
Vice President and Chief Financial Officer

       Since November 2002, Vice President and Chief Financial Officer of the Company; since March 2005, Senior Vice President of IHC; since July 1999, Chief Financial Officer of IHC; for more than five years prior to July 1999, Vice President and Controller of IHC; since March 1, 2001, Vice President of Geneve.

DAVID T. KETTIG, age 46
Vice President, Chief Operating Officer and Secretary

       Since November 2002, Vice President, Chief Operating Officer and Secretary of the Company; since March 2005, Senior Vice President of IHC; for more than the five years prior to March 2005, Vice President—Legal and Secretary of IHC; for more than five years prior to July, 2002, Vice President—Legal and Secretary of Geneve.

PAUL R. JANERICO, age 38
Vice President—Internal Audit

       Since April 2004, Vice President of the Company and Vice President of IHC; from June 1996 to March 2004, Assistant Vice President of General Reinsurance (“Gen Re”), a reinsurance company with principal offices in Stamford, Connecticut, including more than five years as Global Financial Audit Manager.

BRIAN R. SCHLIER, age 50
Vice President—Taxation

       Since November 2002, Vice President—Taxation of the Company; for more than the past five years, Vice President—Taxation of IHC; since March 2005, Senior Vice President of Geneve; for more than five years prior to March 2005, Director of Taxation of Geneve; since January 2003, Vice President—Taxation of Aristotle.

HENRY SPENCER, age 65
Vice President—Investments

       Since March 2005, Vice President—Investments of the Company, Geneve and IHC; for more than five years prior thereto, Chief Investment Officer of Head Asset Management, an investment advisory affiliate of Head & Co, merchant bankers in the insurance industry, located in New York, New York; for eleven years prior thereto, Senior Vice President—Investments for Guardian Life Insurance Company, located in New York, New York.

FRED ASHRAF, age 33
Controller

       Since September 2002, Controller and Assistant Secretary of the Company; from October 2001 to September 2002, Assurance Manager of KPMG LLP, a professional services firm providing audit, tax and advisory services, in New York, New York; for more than 5 years prior to October 2001, Assurance

Manager of Arthur Andersen LLP, a professional services firm providing audit, tax and advisory services, based in Miami, Florida.

EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth the compensation awarded to, earned by or paid to the Company's Chief Executive Officer and one other most highly compensated officer for services rendered in all capacities during the last three fiscal years.

						Long Term Compensation
	Annual Compensation					Awards		Payouts
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation(3) ($)
Roy T.K. Thung Chief Executive Officer(1)	2004 2003 2002	(2)	27,900 33,600 3,000	— — —	— — —	— — —	— — 33,334	— — —	— — —
Fred Ashraf Controller	2004 2003 2002	(2)	100,000 92,000 23,000	30,000 22,000 —	— — —	— — —	1,000 — 5,000	— — —	5,100 2,000 —

(1)	All amounts for Mr. Thung were paid by the Company to IHC pursuant to the terms of a service agreement with IHC—see “Certain Relationships and Related Transactions” below.

(2)	The Company switched from a September 30 fiscal year to December 31 fiscal year in 2002. The reported information relates to the transitional reporting period October 1, 2002 through December 31, 2002. Mr. Thung commenced working for the Company in November, 2002. Mr. Ashraf commenced working for the Company in September, 2002.

(3)	Amounts shown include the dollar value of premiums paid for term life insurance and profit-sharing contributions by the Company to Mr. Ashraf's 401(k) account of (i) $1,800 and $4,900, respectively, in 2003 and 2004.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

Option Grants in Last Fiscal Year

       The following table sets forth certain information concerning grants of stock options to the Company's executive officers during 2004:

Individual Grants					Grant Date Value
(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employee(s) in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value$(1)
Fred Ashraf	1,000	3.1%	14.01	1/22/2014	8,543

(footnote on next page)

(footnote from previous page)

(1)	Present value determination was made using the Black-Scholes model of theoretical options pricing, and was based on the following assumptions: (A) expected volatility is based on a two year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the ten year U.S. Treasury Note yield to maturity as at the date of grant; (C) dividend yield of 0%; and (D) no vesting period. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option Grant Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately. The grant date value is expensed by the Company over the vesting period of the option.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

       The following table sets forth certain information concerning stock options of the Named Officers.

			Number of Securities Underlying Unexercised Options at December 31, 2004(#)		Value of Unexercised In-the-Money Options at December 31, 2004($)
Name	Shares Acquired on Exercise(#)	Value Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Roy T.K. Thung	-0-	-0-	33,334	—	223,671	—
Fred Ashraf	-0-	-0-	5,000	—	32,390	—

Equity Compensation Plan Information

       The following table gives information about the Company's common stock that may be issued upon exercise of options under the Company's existing equity compensation plans as of December 31, 2004.

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	447,552	15.50	2,383,699

REPORT OF AUDIT COMMITTEE

       The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which was revised in April 2003, and reviewed without change in March 2005.

       During 2004, management completed the documentation, testing and evaluation of the Company's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and KPMG at each regularly scheduled Audit Committee meeting. At the conclusion of the process, management discussed with the Audit Committee the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed the Report of Management on Internal Control over Financial Reporting contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 prior to filing such report with the Securities and Exchange Commission (“SEC”), as well as KPMG's Reports of Independent Registered Public Accounting Firm (also included in the Company's Annual Report on Form 10-K). KPMG's reports related to the audit of (i) the Company's consolidated financial statements, (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in 2005.

       The Audit Committee met with management periodically during the year to consider the adequacy of the Company's internal controls, disclosure controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the Company's independent registered public accounting firm and with appropriate Company financial and internal audit personnel. The Audit Committee also discussed with the Company's senior management the process used for certifications by the Company's Chief Executive Officer and Chief Financial Officer which are required for certain filings with the SEC.

       The Audit Committee appointed KPMG as the independent registered public accounting firm for the Company after reviewing the firm's performance and independence from management.

       The Audit Committee reviewed with management and KPMG the Company's audited financial statements, related disclosures, including Management's Discussion and Analysis of Financial Condition and Results of Operations and met separately with both management and KPMG to discuss and review those financial statements, related disclosures and reports prior to issuance. Management has represented to the Audit Committee that the financial statements were prepared in conformity with U.S. generally accepted accounting principles. KPMG's report states the firm's opinion that such financial statements are fairly presented, in all material respects, in conformity with U.S. generally accepted accounting principles.

       The Audit Committee received from and discussed with KPMG the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discussed with KPMG matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees) to the extent applicable. The Audit Committee has in place its procedures to monitor auditor independence, review audit and non-audit services performed by KPMG and discuss with KPMG its independence.

       Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors determined that the Company's audited financial statements were to be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Members of the Audit Committee of the Board of Directors:

EDWARD A. BENNETT      MARTIN E. WINTER, Chairman   MYRON M. PICOULT      RONALD I. SIMON

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

       The Compensation Committee of the Board of Directors consists of three directors (Messrs. Picoult, Simon and Winter), all of whom meet the independence requirements of NASDAQ.

       Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to approval of the Compensation Committee of the Board of Directors. The Committee has not retained a compensation consultant. During 2004, other than amounts paid to Mr. Ashraf, the only other compensation paid to management was pursuant to the terms of a service agreement with IHC—see “Certain Relationships and Related Transactions” below. In addition, Mr. Kettig, Mr. Ashraf and Ms. Herbert were awarded additional stock options in 2004 in order to better align their compensation with enhancing shareholder value.

       In general, the salary level of a particular executive officer may be adjusted to recognize individual competencies, skills and contributions, varying levels of experience and responsibilities, individual performance or the Company's desire to retain a valuable executive. None of these factors is given any particular weight, and the specific factors used may vary on a case-by-case basis.

       Section 162(m) of the United States Internal Revenue Code of 1986, as amended, may limit the Company's ability to deduct for United States federal income tax purposes, compensation in excess of $1,000,000 paid to the Company's Chief Executive Officer and its other highest-paid executive officer in any one fiscal year. No executive officer of the Company received any such compensation in excess of this limit during 2004.

Members of the Compensation Committee of the Board of Directors:

      MYRON M. PICOULT          RONALD I. SIMON, Chairman          MARTIN E. WINTER

PERFORMANCE GRAPH

       Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index, the Nasdaq Stock Market Insurance Index.

Comparison of Five Year Cumulative Total Return*
Among AMIC, Nasdaq Stock Market (US) Index and Nasdaq Insurance Index

$200

$180

$160

$140

$120

$100

$80

$60

$40

$20

$0

9/99

9/00

9/01

9/02

12/02

12/03

12/04

AMIC

NASDAQ STOCK
MARKET
(U.S.) INDEX

NASDAQ INSURANCE
STOCKS INDEX

$133

$120

$125

$155

$188

$97

$119

$79

$73

$49

$43

$54

$24

$6

$9

$11

$16

$20

* Assumes that dividends were reinvested and is based on a $100 investment on September 30, 1999; indices data obtained from Center for Research in Security Price (CRSP)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       Independence American has reinsurance treaties with insurance company subsidiaries of IHC pursuant to which these subsidiaries cede premiums to Independence American. For the year ended December 31, 2004, Independence American assumed premiums of $49,082,000 under these treaties. For the first quarter of 2005, these premiums amounted to $12,429,000. Three of the Company's subsidiaries earn fees relating to premiums they write on behalf of IHC's insurance company subsidiaries. These fees amounted to $12,267,000 for 2004 and $2,632,000 for the first quarter 2005.

       The Company and IHC and certain of their respective subsidiaries entered into service agreements pursuant to which one party may charge the other on an hourly or cost basis for services provided by employees of one party to the other. The Company paid IHC $550,000 during 2004 and $168,000 during the first quarter of 2005 under these agreements.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

       The Board of Directors has selected KPMG as the independent registered public accounting firm of the Company for the year 2005. It is anticipated that representatives of KPMG, who also served as the Company's independent registered public accounting firm for 2004, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

       The following table sets forth the aggregate fees billed to the Company and its subsidiaries by KPMG for the fiscal years ended December 31, 2004 and December 31, 2003:

Category	Year Ended December 31, 2004	Year Ended December 31, 2003
Audit Fees(1)	$525,000	$275,422
Tax Fees(2)	43,000	—
Audit-Related Fees(3)	—	25,700
All Other Fees	—	—

Total	$568,000	$301,122

(1)	Fees for services associated with the annual audit (including internal control reporting under Section 404 of the Sarbanes-Oxley Act), and reviews of the Company's quarterly reports on Form 10-Q. The increase in audit fees in 2004 was principally driven by additional fees related to the initial year Section 404 internal control reporting.

(2)	Services comprising fees related to preparation of 2003 tax return.

(3)	Services comprising audit-related fees related to audits of benefit plans and accounting consultations related to business acquisitions.

       The Audit Committee has adopted policies and procedures to pre-approve all audit and permitted non-audit services performed by our independent registered public accounting firm.

       Applicable SEC rules and regulations permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services characterized above as “Audit-related”, “Tax” and “All other” were billed pursuant to these provisions in fiscal 2004 or 2003 without pre-approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

CORPORATE GOVERNANCE

       Code of Ethics. The Company has adopted a Code of Ethics which applies to the Company's President and Chief Operating Officer, Chief Financial Officer, principal accounting officers or controller and other Company employees performing similar functions (the “Code of Ethics”). The Company's Code of Ethics can be found on the Company's website at www.americanindependencecorp.com. The Board of Directors does not anticipate modifying the Code of Ethics or granting any waivers thereto.

       Code of Conduct. The Company has adopted a Corporate Code of Business Conduct and Ethics which applies to all employees, officers and directors of the Company and its subsidiaries and affiliates (the “Code of Conduct”). The Code of Conduct can be found on the Company's website at

www.americanindependencecorp.com. The Board of Directors does not anticipate modifying the Code of Conduct or granting any waivers thereto.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file with the SEC and any national securities exchange on which these securities are registered, initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock or other equity securities of the Company. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were timely filed for the fiscal year ended December 31, 2004.

STOCKHOLDER PROPOSALS

       Any proposal (including recommendation of a candidate for election as a director) which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2006 must be received at the Company's principal executive office not later than December 31, 2005 in order to be includable in the proxy material for such meeting. Each nominating recommendation must be accompanied by the information concerning the shareholder or group of shareholders making the recommendation, the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Company if it, in its discretion, decides to do so.

       Security holders of the Company may communicate with the Board of Directors by following the procedures set out on the Company's website at www.americanindependencecorp.com. For information regarding the Company's policy on director attendance at annual meetings of shareholders and the number of directors attending last year's annual meeting, see the Company's website at
www.americanindependencecorp.com.

OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

By Order of the Board of Directors /s/ David T. Kettig DAVID T. KETTIG Secretary

April 29, 2005

APPENDIX 1

PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY AMERICAN INDEPENDENCE CORP.		For	With- hold
For All Except

ANNUAL MEETING OF STOCKHOLDERS
JUNE 16, 2005

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned stockholder of American Independence Corp. (the “Company”) hereby appoints Teresa A. Herbert and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 16, 2005 at 10:00 A.M., E.D.T., at the Grand Havana Room, 666 Fifth Avenue, 39th Floor, New York, New York 10103 and at any adjournment or postponement thereof.

1. To elect six directors (except as instructed below).

Edward A. Bennett, Edward Netter, Myron M. Picoult, Ronald I. Simon, Roy T. K. Thung, Martin E. Winter

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

			For	Against	Abstain
2. To ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2005.

3. To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The shares represented by this proxy card will be voted as directed above. If no direction is given and the proxy card is validly executed, the shares will be voted FOR all listed proposals.

Please be sure to sign and date this Proxy in the box below.	Date

The undersigned hereby ratifies and confirms all that said proxies, agents and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

Stockholder sign above	Co-holder (if any) sign above

+ +
Detach above card, sign, date and mail in postage paid envelope provided.
AMERICAN INDEPENDENCE CORP. 485 MADISON AVENUE NEW YORK, NEW YORK 10022

Please sign the Proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

PLEASE DATE, SIGN AND RETURN.
YOUR PROMPT ATTENTION WILL BE APPRECIATED.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.